EXHIBIT 23


                  Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Northern Iron Ore Properties of our report dated January 31, 2003, included in the 2002 Annual Report to Certificate Holders of Great Northern Iron Ore Properties.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 14, 2003